                                                                    Exhibit 3(1)

                         CERTIFICATE OF INCORPORATION

                                      OF

                            CNA SURETY CORPORATION

===============================================================================

     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, as amended to date, does hereby certify as follows:

     FIRST:  The name of the corporation is CNA Surety Corporation.

     SECOND: The registered office of the corporation is to be located at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware (19805). The name of its registered agent at that address is Corporation Service Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as amended to date.

     FOURTH: The total number of common shares of stock which the corporation is authorized to issue is 1,000, and the par value of each of such shares is $0.01.

     FIFTH:  The name and address of the Sole Incorporator are as follows:

                                       Demetra A. Nicozisin
                                       Sonnenschein Nath & Rosenthal
                                       8000 Sears Tower
                                       Chicago, IL  60606

     SIXTH: The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

     SEVENTH: To the fullest extent that the general corporate law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     EIGHTH: The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the corporation.

     NINTH: The corporation is to have perpetual existence.

     IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of December, 1996.

                                               /s/ Demetra A. Nicozisin
                                               --------------------------------
                                               Sole Incorporator
                                               Demetra A. Nicozisin